Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-80619) pertaining to the 1992 Stock Plan, the 1992 Consultant Stock Plan, the 1995 Director Option Plan and the 1995 Employee Stock Purchase Plan of VidaMed, Inc. and in the Registration Statement (Form S-3 No. 333-20171) and in the related Prospectus of VidaMed, Inc. of our report dated January 17, 1997, with respect to the consolidated financial statements of VidaMed, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                   ERNST & YOUNG LLP



Palo Alto, California
March 27, 1997

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